Exhibit 99.1

HubSpot Reports Q1 2025 Results

CAMBRIDGE, MA (May 8, 2025) — HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling companies, today announced financial results for the first quarter ended March 31, 2025.

Financial Highlights:

Revenue

●
Total revenue was $714.1 million, up 16% on an as-reported basis and 18% in constant currency compared to Q1'24.
o
Subscription revenue was $698.7 million, up 16% on an as-reported basis compared to Q1'24.
o
Professional services and other revenue was $15.4 million, up 13% on an as-reported basis compared to Q1'24.

Operating Income (Loss)

●
GAAP operating margin was (3.8%), compared to (3.8%) in Q1'24.
●
Non-GAAP operating margin was 14.0%, compared to 15.0% in Q1'24.
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GAAP operating loss was ($27.5) million, compared to ($23.2) million in Q1'24.
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Non-GAAP operating income was $100.3 million, compared to $92.6 million in Q1'24.

Net Income (Loss)

●
GAAP net loss was ($21.8) million, or ($0.42) per basic and diluted share, compared to net income of $5.9 million, or $0.12 per basic and diluted share in Q1'24.
●
Non-GAAP net income was $95.9 million, or $1.84 per basic and $1.78 per diluted share, compared to $89.1 million, or $1.76 per basic and $1.68 per diluted share in Q1'24.
●
Weighted average basic and diluted shares outstanding for GAAP net income (loss) per share was 52.2 million, compared to 50.7 million basic and 51.5 million diluted shares in Q1'24.
●
Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 52.2 million and 54.0 million respectively, compared to 50.7 million and 53.1 million, respectively in Q1'24.

Balance Sheet and Cash Flow

●
The company’s cash, cash equivalents, and short-term and long-term investments balance was $2.2 billion as of March 31, 2025.
●
During the first quarter, the company generated $161.6 million of cash from operating cash flow, compared to $127.1 million during Q1'24.
●
During the first quarter, the company generated $166.1 million of cash from non-GAAP operating cash flow and $122.3 million of non-GAAP free cash flow, compared to $131.3 million of cash from non-GAAP operating cash flow and $103.8 million of non-GAAP free cash flow during Q1'24.

Additional Recent Business Highlights

●
Grew Customers to 258,258 at March 31, 2025, up 19% from March 31, 2024.
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Average Subscription Revenue Per Customer was $11,038 during the first quarter of 2025, down 4% on an as-reported basis compared to the first quarter of 2024.
●
Calculated billings were $766.8 million in the first quarter of 2025, up 20% on an as-reported basis and 18% in constant currency compared to Q1'24.

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“We had a solid start to 2025, with continued revenue growth and customer expansion,” said Yamini Rangan, Chief Executive Officer at HubSpot. “We saw further proof that our AI-first strategy is working—customers are seeing results, and Customer Agent is a great example of the value we’re delivering. As more companies consolidate their tech stacks, HubSpot is becoming the clear choice for businesses that want to drive AI innovation while reducing total cost of ownership. With our rapid pace of innovation, strong execution, and clear focus on value, we’re well-positioned to drive durable, long-term growth.”

Share Repurchase Program

On May 6, 2025, the company’s Board of Directors authorized a share repurchase program for the repurchase of shares of the company’s common stock, in an aggregate amount of up to $500.0 million (the “2025 Share Repurchase Program”) over a period of up to 12 months. Repurchases under this program will be made in the open market, through privately negotiated transactions or other means, including pursuant to 10b5-1 plans, and in compliance with applicable securities laws and other requirements. The timing, manner, price, and amount of the 2025 Share Repurchase Program will be subject to the discretion of the Company’s management. The 2025 Share Repurchase Program does not obligate the Company to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice.

Business Outlook
Based on information available as of May 8, 2025, HubSpot is issuing guidance for the second quarter and full year of 2025 as indicated below.

Second Quarter 2025:

•
Total revenue is expected to be in the range of $738.0 million to $740.0 million, up 16% year over year in both on an as-reported basis and in constant currency.
•
Non-GAAP operating income is expected to be in the range of $124.0 million to $125.0 million, representing a 17% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $2.10 to $2.12. This assumes approximately 53.2 million weighted average diluted shares outstanding.

Full Year 2025:

•
Total revenue is expected to be in the range of $3.036 billion to $3.044 billion, up 16% year over year in both on an as-reported basis and in constant currency.
•
Non-GAAP operating income is expected to be in the range of $558.0 million to $562.0 million, representing an 18% operating profit margin.
•
Non-GAAP net income per common share is expected to be in the range of $9.29 to $9.37. This assumes approximately 53.3 million weighted average diluted shares outstanding.

Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Thursday, May 8, 2025 at 4:30 p.m. Eastern Time (ET) to discuss the company’s first quarter 2025 financial results and its business outlook. To register for this conference call, please use this dial in registration link or visit HubSpot's Investor Relations website at ir.hubspot.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. Participants who wish to register for the conference call webcast please use this link.

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An archived webcast of this conference call will also be available on HubSpot's Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is the customer platform that helps businesses connect and grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem with over 1,700 App Marketplace integrations, a community network, and educational content. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, foreign currency movement, and business outlook, including our financial guidance for the second fiscal quarter of and full year 2025 and our long-term financial framework; statements regarding our share repurchase program; statements regarding our positioning for future growth and market leadership; statements regarding the economic environment; and statements regarding expected market trends, future priorities and related investments, and market opportunities. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses; our ability to retain existing customers and add new customers; the continued growth of the market for a customer platform; our ability to develop new products and technologies and differentiate our platform from competing products and technologies, including artificial intelligence and machine learning technologies; our ability to manage our growth effectively over the long-term to maintain our high level of service; our ability to maintain and expand relationships with our solutions partners; the price volatility of our common stock; the impact of geopolitical conflicts, inflation, foreign currency movement, and macroeconomic instability on our business, the broader economy, our workforce and operations, the markets in which we and our partners and customers operate, and our ability to forecast our future financial performance; regulatory and legislative developments on the use of artificial intelligence and machine learning; and other risks set forth under the caption “Risk Factors” in our SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$625,029	$512,667
Short-term investments	1,417,785	1,556,828
Accounts receivable	294,509	334,829
Deferred commission expense	167,962	148,693
Prepaid expenses and other current assets	108,588	80,586
Total current assets	2,613,873	2,633,603
Long-term investments	176,557	154,212
Property and equipment, net	123,815	114,165
Capitalized software development costs, net	169,517	154,484
Right-of-use assets	215,990	216,230
Deferred commission expense, net of current portion	174,270	160,814
Other assets	126,200	115,254
Intangible assets, net	41,054	37,563
Goodwill	255,040	209,508
Total assets	$3,896,316	$3,795,833
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,234	$3,649
Accrued compensation costs	86,354	67,442
Accrued commissions	97,064	102,043
Accrued expenses and other current liabilities	129,571	125,135
Operating lease liabilities	36,696	32,693
Convertible senior notes	368,883	458,184
Deferred revenue	836,296	784,253
Total current liabilities	1,577,098	1,573,399
Operating lease liabilities, net of current portion	249,570	254,539
Deferred revenue, net of current portion	4,581	3,969
Other long-term liabilities	60,523	55,640
Total liabilities	1,891,772	1,887,547
Stockholders’ equity:
Common stock	52	52
Additional paid-in capital	2,828,754	2,713,697
Accumulated other comprehensive (loss) income	(2,660)	(5,654)
Accumulated deficit	(821,602)	(799,809)
Total stockholders’ equity	2,004,544	1,908,286
Total liabilities and stockholders’ equity	$3,896,316	$3,795,833

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Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Revenues:
Subscription	$698,728	$603,798
Professional services and other	15,409	13,616
Total revenue	714,137	617,414
Cost of revenues:
Subscription	100,230	80,725
Professional services and other	14,877	14,363
Total cost of revenues	115,107	95,088
Gross profit	599,030	522,326
Operating expenses:
Research and development	220,100	175,637
Sales and marketing	326,697	300,282
General and administrative	78,633	68,858
Restructuring	1,080	782
Total operating expenses	626,510	545,559
Loss from operations	(27,480)	(23,233)
Other income (expense):
Interest income	20,564	18,727
Interest expense	(644)	(935)
Other (expense) income	(2,309)	13,161
Total other income	17,611	30,953
(Loss) income before income tax expense	(9,869)	7,720
Income tax expense	(11,924)	(1,786)
Net (loss) income	$(21,793)	$5,934
Net (loss) income per share, basic	$(0.42)	$0.12
Net (loss) income per share, diluted	$(0.42)	$0.12
Weighted average common shares used in computing basic net (loss) income per share:	52,154	50,689
Weighted average common shares used in computing diluted net (loss) income per share:	52,154	51,498

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended March 31,
	2025	2024
Operating Activities:
Net (loss) income	$(21,793)	$5,934
Adjustments to reconcile net (loss) income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	28,830	21,234
Stock-based compensation	116,693	111,122
Gain on strategic investments	(115)	(16,353)
Impairment of strategic investments	1,600	3,615
Benefit from deferred income taxes	(335)	(167)
Amortization of debt discount and issuance costs	500	500
Accretion of bond discount	(13,848)	(12,563)
Unrealized currency translation	2,717	538
Changes in assets and liabilities
Accounts receivable	45,655	25,423
Prepaid expenses and other assets	(26,392)	(5,473)
Deferred commission expense	(27,159)	(17,001)
Right-of-use assets	6,437	6,390
Accounts payable	18,034	(1,300)
Accrued expenses and other liabilities	(1,224)	(13,281)
Operating lease liabilities	(7,452)	(12,743)
Deferred revenue	39,422	31,213
Net cash and cash equivalents provided by operating activities	161,570	127,088
Investing Activities:
Purchases of investments	(674,375)	(399,378)
Maturities of investments	803,059	352,790
Purchases of property and equipment	(13,345)	(5,882)
Purchases of strategic investments	(11,000)	(27)
Capitalization of software development costs	(30,421)	(21,634)
Business acquisitions, net of cash acquired	(51,356)	—
Net cash and cash equivalents provided by (used in) investing activities	22,562	(74,131)
Financing Activities:
Repayment of 2025 Convertible Notes	(90,568)	—
Employee taxes paid related to the net share settlement of stock-based awards	(9,070)	(8,788)
Proceeds related to the issuance of common stock under stock plans	19,308	19,943
Net cash and cash equivalents (used in) provided by financing activities	(80,330)	11,155
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,560	(4,306)
Net increase in cash, cash equivalents and restricted cash	112,362	59,806
Cash, cash equivalents and restricted cash, beginning of period	516,720	392,040
Cash, cash equivalents and restricted cash, end of period	$629,082	$451,846

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Reconciliation of non-GAAP operating income and operating margin

(in thousands, except percentages)

	For the Three Months Ended March 31,
	2025	2024
GAAP operating loss	$(27,480)	$(23,233)
Stock-based compensation	116,693	111,122
Amortization of acquired intangible assets	2,913	2,344
Acquisition related expense	7,082	1,552
Restructuring charges	1,080	782
Non-GAAP operating income	$100,288	$92,567

GAAP operating margin	(3.8%)	(3.8%)
Non-GAAP operating margin	14.0%	15.0%

Reconciliation of non-GAAP net income

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2025	2024
GAAP net income (loss)	$(21,793)	$5,934
Stock-based compensation	116,693	111,122
Acquisition related expense	7,082	1,552
Amortization of acquired intangibles assets	2,913	2,344
Restructuring charges	1,080	782
Non-cash interest expense for amortization of debt issuance costs	500	500
Loss (gain) on strategic investments, net	1,485	(12,673)
Income tax effects of non-GAAP items	(12,053)	(20,483)
Non-GAAP net income	$95,907	$89,078

Non-GAAP net income per share:
Basic	$1.84	$1.76
Diluted	$1.78	$1.68
Shares used in non-GAAP per share calculations
Basic	52,154	50,689
Diluted (1)	54,015	53,123

(1) The non-GAAP diluted share count includes shares related to our 2025 notes using the if converted method. The GAAP diluted share count excludes shares related to our 2025 notes using the if converted method because inclusion of those shares would be anti-dilutive.

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Reconciliation of non-GAAP expense and expense as a percentage of revenue

(in thousands, except percentages)

	For the Three Months Ended March 31,
	2025					2024
	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subs- cription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$100,230	$14,877	$220,100	$326,697	$78,633	$80,725	$14,363	$175,637	$300,282	$68,858
Stock -based compensation	(7,697)	(930)	(56,797)	(31,604)	(19,665)	(4,960)	(1,086)	(50,627)	(35,157)	(19,292)
Amortization of acquired intangible assets	(2,178)	(200)	—	(430)	(105)	(1,882)	—	—	(357)	(105)
Acquisition related expense	—	—	(6,886)	(122)	(74)	—	—	(1,046)	—	(506)
Non-GAAP expense	$90,355	$13,747	$156,417	$294,541	$58,789	$73,883	$13,277	$123,964	$264,768	$48,955

GAAP expense as a percentage of revenue	14.0%	2.1%	30.8%	45.7%	11.0%	13.1%	2.3%	28.4%	48.6%	11.2%
Non-GAAP expense as a percentage of revenue	12.7%	1.9%	21.9%	41.2%	8.2%	12.0%	2.2%	20.1%	42.9%	7.9%

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Reconciliation of non-GAAP subscription margin

(in thousands, except percentages)

	For the Three Months Ended March 31,
	2025	2024
GAAP subscription margin	$598,498	$523,073
Stock-based compensation	7,697	4,960
Amortization of acquired intangible assets	2,178	1,882
Non-GAAP subscription margin	$608,373	$529,915

GAAP subscription margin percentage	85.7%	86.6%
Non-GAAP subscription margin percentage	87.1%	87.8%

Reconciliation of free cash flow
(in thousands)

	For the Three Months Ended March 31,
	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$161,570	$127,088
Purchases of property and equipment	(13,345)	(5,882)
Capitalization of software development costs	(30,421)	(21,634)
Payment of restructuring charges	4,505	4,190
Non-GAAP free cash flow	$122,309	$103,762

Reconciliation of operating cash flow

(in thousands)

	For the Three Months Ended March 31,
	2025	2024
GAAP net cash and cash equivalents provided by operating activities	$161,570	$127,088
Payment of restructuring charges	4,505	4,190
Non-GAAP operating cash flow	$166,075	$131,278

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended June 30, 2025	Year Ended December 31, 2025
GAAP operating loss range	($28,188)-($27,188)	($7,855)-($3,855)
Stock-based compensation	141,161	524,452
Amortization of acquired intangible assets	2,913	11,652
Acquisition related expense	6,986	25,287
Restructuring charges	1,128	4,464
Non-GAAP operating income range	$124,000-$125,000	$558,000-$562,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended June 30, 2025	Year Ended December 31, 2025
GAAP net (loss) income range	($31,380)-($30,130)	$28,967-$34,592
Stock-based compensation	141,161	524,452
Amortization of acquired intangible assets	2,913	11,652
Acquisition related expense	6,986	25,287
Non-cash interest expense for amortization of debt issuance costs	187	686
Restructuring charges	1,128	4,464
Loss on strategic investments, net	—	1,485
Income tax effects of non-GAAP items	(8,995)-(9,245)	(101,493)-(102,618)
Non-GAAP net income range	$112,000-$113,000	$495,500-$500,000

GAAP net income (loss) per basic and diluted share	($0.60)-($0.57)	$0.55-$0.66
Non-GAAP net income per diluted share	$2.10-$2.12	$9.29-$9.37

Weighted average common shares used in computing GAAP basic and diluted net income (loss) per share:	52,696	52,637
Weighted average common shares used in computing non-GAAP diluted net income (loss) per share:	53,232	53,344

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets, non-cash interest expense for amortization of debt issuance costs, restructuring charges, and income tax effects of non-GAAP items assume, among other things, the occurrence of no additional acquisitions, changes in value of strategic investments, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, operating and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Calculated billings is defined as total revenue recognized in a period plus the sequential change in total deferred revenue in the corresponding period. Non-GAAP operating cash flow is defined as cash and cash equivalents provided by or used in operating activities plus payment of restructuring charges. Non-GAAP free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs, plus payment of restructuring charges. Although non-GAAP operating cash flow and non-GAAP free cash flow are not residual cash flow available for our discretionary expenditures, we believe information regarding non-GAAP operating cash flow and non-GAAP free cash flow provide useful information to investors in understanding and evaluating the strength of our liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by restructuring charges paid from operating cash flow.

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Constant currency amounts are presented to provide a framework for assessing our operating performance excluding the effect of foreign exchange rate fluctuations. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates for the comparative period rather than the actual average exchange rates in effect during the respective periods.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, disposition related income, non-cash interest expense for the amortization of debt issuance costs, gain or impairment losses on strategic investments, restructuring charges, and account for the income tax effects of the exclusion of these non-GAAP items. We believe investors may want to incorporate the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.
Expense for the amortization of acquired intangible assets is excluded from non-GAAP expense and income measures as HubSpot views amortization of these assets as arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is a non-cash expense that is not typically affected by operations during any particular period. Valuation and subsequent amortization of intangible assets can also be inconsistent in amount and frequency because they can significantly vary based on the timing and size of acquisitions and the inherently subjective nature of the degree to which a purchase price is allocated to intangible assets. We believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods, for which we have historically excluded amortization expense, and to our peer companies, which commonly exclude acquired intangible asset amortization. It is important to note that although we exclude amortization of acquired intangible assets from our non-GAAP expense and income measures, revenue generated from such intangibles is included within our non-GAAP income measures. The use of these intangible assets contributed to our revenues earned during the periods presented and will contribute to future periods as well.

C.
Acquisition related expenses, such as transaction costs, retention payments, and holdback payments, and disposition related income, such as proceeds from sale of assets, are transactions that are not necessarily reflective of our operational performance during a period. We believe that the exclusion of these expenses and income provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude these expenses and income.

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D.
In June 2020, we issued $460 million of convertible notes due in 2025 with a coupon interest rate of 0.375%. The issuance cost of the debt is amortized as interest expense over the remaining term of the debt. We believe the exclusion of this non-cash interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

E.
Strategic investments consist of non-controlling equity investments in privately held companies. The recognition of gains, impairment losses, or the proportionate share of net earnings can vary significantly across periods and we do not view them to be indicative of our fundamental operating activities and believe the exclusion provides for a useful comparison of our operating results to prior periods and to our peer companies.

F.
Restructuring charges are related to severance, employee related benefits, facilities and other costs associated with the restructuring plan implemented in January 2023. Restructuring charges fluctuate in amount and frequency and are not reflective of our core business operating results. In addition to the restructuring charges related to facilities we abandoned during the year ended 2023, through 2027, we expect to both incur incremental restructuring charges and make cash payments related to such facilities. The abandonment of facilities is part of the restructuring plan we authorized on January 25, 2023 and is intended to consolidate our lease space and create higher density across our workspaces. The incremental charges we expect to incur relate to continuing costs for the abandoned facilities and are expected to be in the range of $11-12 million. We also expect to make cash payments of approximately $39.0 million in fixed rent payments for the abandoned facilities that will be made in monthly installments through 2027, for which we have taken the full restructuring charge during the year ended 2023. We plan on excluding both the incremental charges and cash payments and the related restructuring cash rent payments from our non-GAAP earnings, operating cash flow, and free cash flow metrics. We believe exclusion of these charges and cash payments provides useful information to investors in understanding and evaluating the strength of earnings and liquidity and provides a comparable framework for assessing how our business performed when compared to prior periods which were not impacted by excluded restructuring charges paid from operating cash flow.

G.
The effects of income taxes on non-GAAP items reflect a fixed long-term projected tax rate of 20% to provide better consistency across reporting periods. To determine this long-term non-GAAP tax rate, we exclude the impact of other non-GAAP adjustments and take into account other factors such as our current operating structure and existing tax positions in various jurisdictions. We will periodically reevaluate this tax rate, as necessary, for significant events such as relevant tax law changes and material changes in our forecasted geographic earnings mix.

Investor Relations Contact:
investors@hubspot.com

Media Contact:
media@hubspot.com

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